                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Second Amendment to Amended and Restated Credit Agreement ("Agreement") is made as of this 7th day of February, 1997 by and between PSINet Inc. (f/k/a Performance Systems International, Inc.), a New York corporation ("PSI"), (PSI hereinafter sometimes referred to as "Borrower" or "Borrowers") PSINet Pipeline New York, Inc., a New York corporation ("Pipeline"), as a guarantor, and Fleet National Bank, formerly known as Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A. (hereinafter referred to as the "Bank"), as lender.

         WHEREAS, as of November 30, 1994, PSI and the Bank entered into a Credit Agreement (the "Original Credit Agreement");

         WHEREAS, as of March 24, 1995, PSI and the Bank entered into an amendment to the Original Credit Agreement (the "First Amendment to Credit Agreement") to (i) increase the term credit from $2,000,000 to $8,500,000, (ii) add the then newly-acquired Pipeline as a guarantor and (iii) otherwise amend the Original Credit Agreement, all as set forth in the First Amendment to Credit Agreement;

         WHEREAS, as of November 10, 1995, PSI, InterCon Systems Corporation ("InterCon"), Software Ventures Corporation ("Software") and the Bank entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") which amended and restated the terms of the Original Credit Agreement as amended by the First Amendment to Credit Agreement to (i) increase the revolving credit from $1,500,000 to $5,000,000, (ii) add Software and InterCon as borrowers under the revolving credit (to the extent provided therein), (iii) increase the term credit from $8,500,000 to $13,500,000 and (iv) make certain other changes, all as set forth in the Amended and Restated Credit Agreement;

         WHEREAS, on April 8, l996, Software merged with and into InterCon, with InterCon as the surviving entity;

         WHEREAS, as of August 13, 1996, PSI, InterCon and the Bank entered into an amendment to the Amended and Restated Credit Agreement (the "First Amendment to Amended and Restated Credit Agreement") to (i) increase the term credit from $13,500,000 to $18,500,000, (ii) extend the Term Credit Expiration Date to June 30, 1997, and (iii) make certain other changes, all as set forth in the First Amendment to Amended and Restated Credit Agreement.

         WHEREAS, PSI desires to sell the stock of InterCon to Ascend Communications, Inc., a Delaware corporation, pursuant to the terms of a Stock Acquisition Agreement (the "Sale") and the Bank is willing to consent to the Sale subject to PSI and Pipeline executing this Agreement and agreeing to be bound by the terms hereof.

          NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The terms "Borrower" and "Borrowers" as used in the Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement and this Agreement, shall, for all purposes, from and after the date hereof have the meaning set forth in the first paragraph of this Agreement, and if at any time there is only a single "Borrower," references to "Borrowers" shall be deemed to refer only to such single "Borrower"; prior to the date hereof such terms shall have the meaning ascribed to them in the Amended and Restated Credit Agreement. All references in the Amended and Restated Credit Agreement to "Agreement" shall from and after the date hereof mean the Amended and Restated Credit Agreement as amended by the First Amendment to Amended and Restated Credit Agreement and this Agreement.

         2. Sections 1.03, 2.01, 4.15, 4.22, 4.23, 4.24, 4.25 and 4.26 of the
Amended and Restated Credit Agreement as amended by the First Amendment to Amended and Restated Credit Agreement are hereby amended, as of the effective date of this Agreement, by deleting said Sections in their entirety and substituting therefore the following:

         Section 1.03.  The Revolving Credit.

         (a) Terms of the Revolving Credit. Subject to the terms and conditions hereof and provided no Event of Default, or event which with the passage of time or the giving of notice or both would become an Event of Default, has occurred, the Borrowers may, jointly and severally, from time to time from the date hereof up to June 30, 1997 (the "Revolving Credit Maturity Date") borrow and reborrow from the Bank, and the Bank shall advance funds to the Borrowers (an "Advance" or the "Advances"); provided that

                  (A) the aggregate of all Advances outstanding at any time during the term of the Revolving Credit shall not exceed the lesser at such time (the "Availability") of (i) the Maximum Revolving Credit, or
         (ii) an amount equal to the "Borrowing Base," each as defined below;
         and

                  (B) the aggregate of all Advances outstanding at any time during the Revolving Credit in favor of PSI shall not exceed the lesser at such time (the "PSI Availability") of (i) the Maximum Revolving Credit or (ii) an amount equal to the PSI Borrowing Base, each as defined below.

         (b) Maximum Revolving Credit and Borrowing Base. The "Maximum Revolving Credit" at any time shall equal $5,000,000 less the aggregate undrawn face amount of all L/Cs outstanding at such time.

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

         The Borrowing Base shall be equal from time to time to the sum of the PSI Borrowing Base.

         The PSI Borrowing Base shall be equal from time to time to 75% of PSI's Qualified Accounts less the sum of (i) 100% of the maximum outstanding liability under any L/Cs issued pursuant to Section 1.05 of this Agreement and (ii) (A) twenty percent (20%) of the aggregate outstanding principal amount of Term Credit Advances made after November 10, 1995 minus (B) the amount of cash collateral maintained by PSI at the Bank on terms satisfactory to the Bank.

         "Qualified Accounts" shall mean accounts receivable owed to a Borrower which (a) arise from the sale of goods or the provision of services by such Borrower (but only to the extent such goods or services have actually been delivered or provided to the account debtor), (b) are not outstanding for more than ninety (90) days after the original invoice date, (c) are due from an account debtor located in the United States, (d) are subject to a perfected first priority security interest in favor of the Bank, (e) are not represented by a note or other negotiable instrument, (e) are not subject to any setoff, dispute, credit, allowance or adjustment by the account debtor, and (f) have not been deemed unsatisfactory by the Bank in the exercise of its reasonable judgment.

         PSI shall furnish to the Bank not later than fifteen (15) days following the end of each monthly accounting period a Borrowing Base Certificate in the form of Exhibit 1.03(b) attached hereto, completed and signed by PSI's chief financial officer. The Borrowing Base shown on such certificate shall be as of the last day of said monthly accounting period. The Bank shall be under no obligation to make any further advance if a Borrowing Base Certificate is not delivered within the specified period.

         In calculating the Borrowing Base hereunder, there shall be excluded from all Qualified Accounts the full amount of any deposit which an account debtor may have paid with respect to the goods to which such account receivable relates.

         (c) Limit on Advances Outstanding. The aggregate Advances outstanding at any time during any monthly period shall not exceed the lesser of the Borrowing Base or the Maximum Revolving Credit. The aggregate Advances outstanding at any time during any monthly period in favor of PSI shall not exceed the lesser of the PSI Borrowing Base or the Maximum Revolving Credit. If the aggregate Advances outstanding at any time exceed the amounts set forth in this Section 1.03(c), then the Borrowers shall forthwith pay such excess, and the Bank may, without prior notice to the Borrowers, charge the Borrowers' accounts with the Bank in order to effect such payment.

         (d) The Revolving Credit Note. All amounts owed by the Borrowers with respect to Advances made by the Bank shall be evidenced by a promissory note in the principal amount of $5,000,000 in the form attached to this Agreement as
Exhibit 1.03(d) (the "Revolving Credit Note"). The unpaid principal balance of the Revolving Credit Note may be

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

voluntarily prepaid in whole or in part at any time without premium or penalty. Payment of such excess on account of a Borrower may be made by a borrowing by another Borrower, subject to the limits set forth in this Agreement.

         (e) Interest. Advances made by the Bank shall bear interest prior to maturity or the occurrence of an Event of Default (computed on the basis of actual number of days elapsed over a 360-day year) on the unpaid principal balances outstanding from time to time at a rate per annum equal to the Prime Rate plus one and one-half percent (1.5%). Interest shall be payable monthly in arrears on the last day of each month commencing in the month in which the Revolving Credit Note is issued. After maturity, or after the occurrence of an Event of Default and until said Event of Default shall have been cured or waived in writing by the Bank, amounts outstanding under the Revolving Credit Note shall bear interest at the Prime Rate plus four and one-half percent (4.5%).

         (f) Requests for Advances. Subject to the terms and conditions contained in this Agreement, each Advance shall be made on the Banking Day on which the Bank receives notice from PSI, if such notice is received prior to 11:00 a.m. on such Banking Day, and otherwise on the next Banking Day. Each request for an Advance shall be made to the Bank in writing or by telephone by a duly authorized representative of PSI, and the Bank may rely upon any telephone request which it believes is made by such a representative. Each Borrower agrees and holds the Bank harmless for any action, including the making of Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At the time of the initial request for an Advance made under this Section 1.03, PSI shall have provided the Bank with a Compliance Certificate (as defined in Section 4.07(a)). Each of the Borrowers hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in the Bank's possession until it is superseded by another certificate, and (ii) that each request for an Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation that the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession continue to be true and correct in all respects.

         (g) Expiration. The Revolving Credit shall expire on the Revolving Credit Maturity Date and all then outstanding Advances shall be due and payable on such date together with all accrued and unpaid interest thereon and any other amounts then due.

         Section 2.01.  Corporate Existence and Power.

         Each Borrower and Pipeline is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York or Delaware and has full corporate and other power and authority to conduct its business and own its assets as now conducted and owned. Each Borrower is duly licensed, qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be licensed, qualified or authorized to do business as a foreign corporation would have a material adverse

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

effect upon its business, properties, assets, prospects, operations or condition, financial or otherwise.

         Section 4.15.  Loans and Investments.

         Except as set forth on Schedule 4.15, neither the Borrower nor any Subsidiary will purchase or otherwise acquire or retain any stock or obligations of, or make any loans or advances to, or investments in, any corporation or other entity or person, other than:

            (a) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, or mutual funds comprised of the same, provided that the Bank shall acquire a perfected first-priority security interest in such obligations simultaneously with such purchase or acquisition;

            (b) certificates of deposit or other deposit obligations maturing not more than one (1) year from the date of issue thereof issued by any bank within the United States of America having total combined capital and surplus in excess of $100,000,000;

            (c) short-term investment grade debt securities;

            (d) by PSI in wholly-owned Subsidiaries, provided that the aggregate outstanding amount of all such amounts during this Agreement shall not exceed $22,500,000, excluding (i) any amounts previously advanced to Pipeline, it being understood that no future amounts shall be advanced to Pipeline without the prior written consent of the Bank, (ii) any amounts advanced to PSINet Europe Limited, an Irish corporation, but only to the extent of advances or investments by The Chatterjee Group in or to PSI or its Subsidiaries for that particular purpose, and (iii) any amounts owing to PSI by its Subsidiaries as a result of services rendered by PSI to such Subsidiaries; and

            (e) loans, advances and guarantees to employees of the Borrower and its Subsidiaries in an aggregate amount for all of the Borrowers and their Subsidiaries taken together not to exceed $500,000.

         Section 4.22.  Quick Assets to Funded Debt Ratio.

         As of March 31, 1997 and thereafter, the ratio of Quick Assets to Funded Debt shall at all times equal or exceed 1.25:1.00; provided that if Consolidated EBITDA (as defined in Section 4.24) of the Borrowers and their Subsidiaries in any fiscal quarter is equal to or greater than $3,750,000, the ratio of Quick Assets to Funded Debt shall thereafter equal or exceed 1:00:1.00.

         "Quick Assets" shall mean the sum of all cash, cash equivalents, accounts receivable, short-term investments (as defined by generally accepted accounting principles), marketable securities (as defined by generally accepted accounting principles) of the Borrowers and their Subsidiaries on a consolidated basis.

         "Funded Debt" shall mean all indebtedness for borrowed money of the Borrowers and their Subsidiaries, including without limitation, the Revolving Credit, the Term Credit and Capitalized Leases.

         Section 4.23.     Tangible Net Worth.

         The Tangible Net Worth shall as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 1996 equal or exceed the sum of $67,500,000, plus (X) 80% of all positive Net Income earned during each fiscal quarter commencing with the fiscal quarter ended September 30, 1996, plus
(Y) 50% of the net tangible proceeds received from the sale by PSI of any shares of its capital stock during each fiscal quarter commencing with the fiscal quarter ended September 30, 1996.

         "Tangible Net Worth" shall mean an amount determined in accordance with generally accepted accounting principles equal to the difference between (a) the Stockholders' Equity of the Borrowers and their Subsidiaries on a Consolidated basis, minus (b) the total book value of all assets of the Borrowers and their Subsidiaries on a Consolidated basis which would be treated as intangible assets.

         "Net Income" shall mean, with respect to any period, the net income (or net loss) of the Borrowers and their Subsidiaries on a consolidated basis, after deduction of all expenses, taxes and other proper charges determined in accordance with generally accepted accounting principles; provided, that any gain or loss resulting from an investment by the Borrower and their Subsidiaries in any Affiliate which is not a Subsidiary shall not be included for purposes of determining Net Income, and provided further that any gain or loss resulting from any extraordinary or non-recurring item shall not be included for purposes of determining Net Income.

         "Stockholders' Equity" shall mean an amount determined in accordance with generally accepted accounting principles equal to the difference between
(a) the assets of the Borrowers and their Subsidiaries on a Consolidated basis minus (b) the liabilities of the Borrowers and their Subsidiaries on a Consolidated basis.

         Section 4.24.     Consolidated EBITDA.

         (a) As of the last day of the fiscal quarter ended March 31, 1997, the Borrowers shall have Consolidated EBITDA of not less than ($7,500,000).

         (b) As of the last day of the fiscal quarter ended June 30, 1997, the Borrowers shall have Consolidated EBITDA of not less than ($3,000,000).

         (c) As of the last day of the fiscal quarter ended September 30, 1997, the Borrowers shall have Consolidated EBITDA of not less than $2,500,000.

         "Consolidated EBITDA" shall mean Adjusted Net Income plus to the extent deducted in determining Adjusted Net Income, interest expense of the Borrowers and their Subsidiaries on a consolidated basis for such period.

         "Adjusted Net Income" shall mean, with respect to any period, the total of (a) Net Income with respect to such period, plus (b) to the extent deducted in determining Net Income, taxes, depreciation and amortization expenses of the Borrowers and their Subsidiaries on a consolidated basis for such period.

         Section 4.25. Leverage Ratio. The ratio of the Borrowers' and their Subsidiaries' Total Liabilities (excluding any liabilities of the Borrowers recorded as deferred revenue as a result of the accounting treatment by the Borrowers of service contract revenues) on a consolidated basis to Tangible Net Worth shall not exceed 1.25:1.00; provided that if the Consolidated EBITDA of the Borrowers and their Subsidiaries in any fiscal quarter is equal to or greater than $3,750,000, the ratio of Total Liabilities to Tangible Net Worth shall thereafter not exceed 1.50:1.00.

         "Total Liabilities" shall mean all liabilities of the Borrowers and their Subsidiaries on a consolidated basis that are treated as liabilities under generally accepted accounting principles, including the Revolving Credit and the Term Credit.

         Section 4.26. Debt Service Ratio. The ratio of Consolidated EBITDA to Debt Service shall, as of the last day of each fiscal quarter commencing with the fiscal quarter ended December 31, 1997 equal or exceed 1.00:1.00.

         "Debt Service" shall mean, with respect to any period, all payments of principal or interest by the Borrowers and their Subsidiaries on a consolidated basis on account of indebtedness for borrowed money including, without limitation, payment of principal and interest on account of the Credit.

         3. Section 4.29 is hereby added to the Amended and Restated Credit Agreement as follows:

         "Section 4.29.    Stock Acquisition Agreement Relating to InterCon.

                  The Borrowers shall deliver to the Bank executed copies of the Stock Acquisition Agreement and all material documents, instruments and agreements executed in connection therewith."

         4. The Bank hereby consents to the Sale for all purposes under the Amended and Restated Credit Agreement, as amended. Simultaneously with the Closing (as defined under the Stock Acquisition Agreement), the Bank agrees to execute and deliver to the Borrower all documents reasonably necessary to release its liens on the assets of Software and InterCon and to release all obligations of InterCon and Software to the Bank, including without limitation, all guaranties.

         5. Schedules 2.02 and 2.17 to the Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, are hereby amended as provided on Schedule I attached hereto effective upon Closing (as defined in the Stock Acquisition Agreement).

         6. After giving effect to this Agreement, all representations and warranties made by the Borrowers in the Amended and Restated Credit Agreement and the Security Documents are true and correct as of the date hereof, except for those representations which relate to a specific date which are true and correct as of such date.

         7. The Borrowers represent, on behalf of themselves and each of their Subsidiaries, that they have performed and complied with all covenants and agreements required to be performed and complied with by them under the Amended and Restated Credit Agreement as amended by the First Amendment to Amended and Restated Credit Agreement and this Agreement and the Security Documents as amended by the First Amendment to Amended and Restated Credit Agreement and this Agreement except to the extent performance or compliance has been waived in writing by the Bank.

         8. Except as amended by the First Amendment to Amended and Restated Credit Agreement and this Agreement and any other written agreements of the Bank, all provisions of the Amended and Restated Credit Agreement, the Security Documents and all other documents referred to therein shall remain in full force and effect after giving effect to this Agreement.

         9. The amendments set forth in this Agreement shall not be effective, and the Bank shall not be obligated to amend, modify or alter the Amended and Restated Credit Agreement unless and until all of the following conditions shall have been fulfilled or waived by the Bank:

            (a) Closing. The Closing (as defined in the Stock Acquisition Agreement) shall have taken place and the Borrower shall have received the consideration provided for therein.

            (b) Fee. The Bank shall have received from the Borrowers a fee of $50,000 in connection with this Second Amendment to Amended and Restated Credit Agreement.

         10. This Agreement represents the entire agreement among the parties thereto relating to the amendment to the Amended and Restated Credit Agreement effected hereby, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this amendment to the Amended and Restated Credit Agreement.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                            PSINET INC.

                                            By:   /s/ William L. Schrader
                                                  ------------------------------
                                                  Name:  William L. Schrader
                                                  Title: President & CEO

                                            PSINET PIPELINE NEW YORK, INC.*

                                            By:   /s/ William L. Schrader
                                                  ------------------------------
                                                  Name:  William L. Schrader
                                                  Title: President & CEO

                                            FLEET NATIONAL BANK

                                            By:   /s/ Thomas W. Davies
                                                  ------------------------------
                                                  Name:  Thomas W. Davies
                                                  Title:  Vice President

*PSINet Pipeline New York, Inc. executes this Agreement for the sole purpose of acknowledging and confirming that the Obligations under the Security Documents shall be deemed to include any additional Obligations created by this Agreement.


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